EXHIBIT 12.0

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) I, Jeffrey J. Ciachurski, Chief Executive Officer and Director of Western Wind Energy Corp. (the "Company") hereby certify, to my knowledge, that: The Company's Annual Report on Form 20-F for the year ended January 31, 2007 ("Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

“Jeffrey J. Ciachurski”
__________________________
Name: Jeffrey J. Ciachurski
Title: Chief Executive Officer and Director Dated: November 22, 2007

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.